Exhibit 10.2

AMENDMENT AGREEMENT

This Amendment Agreement is made as of the 19th day of January, 2011 (the “Amendment Agreement”) to be effective from the 1st day of January, 2010 (the “Effective Date”) by and between iGATE Global Solutions Limited, a company incorporated under the Indian Companies Act, 1956, as amended (the “Companies Act”) with its registered office at 158-162P & 165P-170P, EPIP II Phase, Whitefield, Bangalore - 560 066, India (“iGATE”) and Sujit Sircar aged 42 years and residing at 402, Vars Casa Rosa, Pai Layout, 1st Main, Old Madras Road, Bangalore – 560016 (the “Senior Executive”).

RECITALS

A.

WHEREAS, iGATE and the Senior Executive have entered into a Senior Executive and Wholetime Director Employment Agreement dated the 1st day of January, 2010 relating to the employment of the Senior Executive as the Chief Financial Officer & Member of the Board of iGATE (such agreement, the “Employment Agreement”).

B.	WHEREAS, iGATE and the Senior Executive desire to amend the Employment Agreement to be effective from January 01, 2010 in the manner set forth in this Amendment Agreement.

C.	WHEREAS, the coming into force of this Amendment Agreement is subject to the approval of the members of iGATE.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment Agreement hereby agree as follows:

AGREEMENT

1.	Item 2 of Attachment A to the Employment Agreement shall be amended and restated in its entirety in the manner set forth in Attachment A hereto.

2.	Except as stated in Clause 1 hereinabove, all other terms and conditions contained in the Employment Agreement shall remain unaltered and shall continue to be in force as earlier.

3.	This Amendment Agreement shall come into force with effect from the Effective Date only upon the approval of the terms of this Amendment Agreement by the members of iGATE.

4.	This Amendment Agreement may be executed in counterparts, each of which shall constitute an original and both of which together shall constitute one and the same agreement.

5.	All capitalized terms used herein but not defined herein shall have the meaning given to such terms in the Employment Agreement.

6.	This Amendment Agreement may not be modified or waived except in writing executed by both parties to this Agreement.

7.	This Amendment Agreement shall be governed by the laws of the Republic of India.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the day and year first hereinabove written.

iGATE Global Solutions Limited

By:	/s/ Srinivas Rao Kandula
Name:	Srinivas Rao Kandula
Title:	Global Head—Human Resources

/s/ Sujit Sircar
Sujit Sircar

ATTACHMENT A

2. Annual Performance Based Incentive (APBI). An APBI not exceeding Rs. 46,84,852/- (Rupees Forty Six Lakhs Eighty Four Thousand Eight Hundred and Fifty Two Only) per annum based on the performance criteria determined by the Board and based upon the review of the performance of the Company and the contribution of the Senior Executive. The APBI shall be paid quarterly/half yearly or annually as the Board may determine.